UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements for Certain Named Executive Officers

Paul H. Stebbins and Michael J. Kasbar. On March 14, 2008, World Fuel Services Corporation (the “Company”) entered into employment agreements (the “Agreements”) with Paul H. Stebbins as the Chairman and Chief Executive Officer of the Company and Michael J. Kasbar as the President and Chief Operating Officer of the Company (each referred to herein as the “Executive”), containing identical terms. The term of the Agreements is four years from the execution date, unless earlier terminated, and will automatically extend for successive one year terms (the “Term”) unless either party provides written notice to the other at least one year prior to the expiration of the Term that such party does not want to extend the Term.

Pursuant to the Agreements, the Executive will receive a one-time sign-on bonus of $250,000 and a grant of 50,000 stock-settled stock appreciation rights pursuant to the Company’s 2006 Omnibus Plan at a 20% premium above the fair market value on the grant date. During the Term, the Company will pay the Executive such base salary, incentives and other compensation and amounts as the Compensation Committee of the Board of Directors of the Company may determine from time to time in its sole discretion.

The Agreements require the Executive to abide by certain restrictive covenants relating to non-competition and non-solicitation (the “Restrictive Covenants”) during the Term and for two years following termination of the Executive’s employment for any reason (the “Restricted Period”) other than a termination following a “change of control” (as defined in the Agreements) not approved by the Board of Directors of the Company. The Executive is also required to cooperate with the Company regarding existing or future litigation or other proceedings after the Term and to abide by certain non-disparagement provisions (the “Cooperation Obligations”).

The Agreements provide that upon termination of the Executive’s employment (i) by the Executive for “good reason” (as defined in the Agreements) at any time or without good reason upon 30 days written notice to the Company, (ii) by the Company at any time upon the Executive’s death, “disability” (as defined in the Agreements), for “cause” (as defined in the Agreements) or for any other reason or (iii) due to expiration of the Term, the Executive will be entitled to certain payments, benefits and accelerated vesting of equity awards as follows:

In the event that (i) the Executive’s employment is terminated by the Company for any reason other than the Executive’s death or disability, and other than for cause; (ii) the Executive terminates his employment with the Company for good reason or (iii) the Term expires, the Company shall pay or provide the Executive:

•

at such times as such amounts would have been payable or provided if the Executive’s employment had not so terminated, (i) all accrued but unpaid base salary through the termination date; (ii) any accrued but unpaid bonuses for bonus periods ending prior to the termination date and a pro rata bonus for the bonus period in which the termination date occurs; (iii) any unpaid or unreimbursed expenses; (iv) any benefits accrued prior to, or otherwise provided after, termination of employment with the Company under the Company’s employee benefit plans or programs in which the Executive participates; (v) any rights or benefits under any stock option, restricted stock, restricted stock unit, stock appreciation right or other equity award that extend beyond the termination date subject to certain conditions; and (vi) any rights to indemnification by virtue of the Executive’s position as an officer or director of the Company or its subsidiaries, whether pursuant to the terms of the Agreements, the Company’s By-Laws or otherwise, and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company; collectively, (i) – (vi) are referred to herein as the “Accrued Obligations;”

•	an annualized amount of $750,000 per year for a two-year period immediately following the termination date, payable in the same manner as if such annualized amount were salary; and

•

continued coverage for the Executive and his covered dependents under the Company health insurance plans until either (i) the Executive is no longer eligible for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time (“COBRA”) under the Company health plans, or (ii) the Executive becomes eligible for health insurance benefits on account of employment for services provided to any other person or entity, whichever occurs first; provided that the Company may require the Executive to elect to continue his health insurance pursuant to COBRA (the “Health Insurance Benefits”);

•

reimburse the Executive for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to the Executive and his covered dependents under the Company’s health insurance plans until either (i) the Executive turns 65 or (ii) the date on which both the Executive and his surviving spouse, if any, are no longer living; provided, that (A) the Company will not pay for continued coverage in excess of $150,000 in the aggregate, (B) coverage will not be provided for any dependent over 21, other than the Executive’s spouse, and (C) coverage will not be provided during any period that the Executive is eligible for health insurance benefits on account of employment for services provided to any other person or entity (the “Health Insurance Reimbursement”); and

•	a lump sum of $1.5 million payable within 5 business days of the last day of the Restricted Period.

In the event that within two years following a change of control (i) the Executive’s employment is terminated by the Company (or the Company refuses to extend the Term) for any reason other than the Executive’s death or disability, and other than for cause or (ii) the Executive terminates his employment (or refuses to extend the Term) for good reason, the Company will pay or provide the Executive (in lieu of any amounts otherwise payable to him under any other provisions of the Agreements):

•	the Accrued Obligations;

•	an annualized amount of $1,250,000 per year for a two-year period immediately following the termination date payable in the same manner as if such annualized amount were salary;

•	the Health Insurance Benefits;

•	the Health Insurance Reimbursement; and

•	a lump sum of $2.5 million payable within 5 business days of the last day of the Restricted Period.

In the event that the Executive’s employment is terminated (i) by the Executive without good reason or (ii) by the Company for cause or due to the Executive’s death or disability, the Company will pay or provide the Executive only the Accrued Obligations.

In the event that (i) the Executive’s employment is terminated by the Company for any reason other than the Executive’s death or disability, and other than for cause or (ii) the Term expires, the Executive’s outstanding equity awards will continue to vest and/or be accelerated subject to certain conditions. In the event that the Executive’s employment is terminated by the Company due to the Executive’s death or disability, all of the Executive’s outstanding equity awards will become immediately vested on the termination date.

The Executive’s right to receive the foregoing payments, benefits and accelerated vesting other than the Accrued Obligations is conditioned on his compliance with the Restrictive Covenants and the Cooperation Obligations and his provision of up to 10 hours per calendar month of consulting services to the Company if requested to do so.

In the event that any amount or benefit payable under the Agreements, taken together with any amounts or benefits otherwise paid to the Executive by the Company or any affiliated company, are subject to excise tax payments or parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by the Executive before such reduction. The Agreements also provide that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that the Executive is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such delay period.

The foregoing description of the material terms of each Agreement is qualified in its entirety by reference to the full text of each Agreement, which is attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Michael S. Clementi. On March 14, 2008, World Fuel Services, Inc., the Company’s principal subsidiary engaged in the aviation fuel services business (“WFS”), entered into an employment agreement with Michael S. Clementi (the “Clementi Agreement”), effective January 1, 2008. The Clementi Agreement provides for Mr. Clementi’s employment as President of the Company’s aviation segment (the “Aviation Segment”) through December 31, 2010, unless earlier terminated, and will automatically extend for successive one year terms (the “Employment Term”) unless either party provides written notice to the other 60 days prior to the expiration of the Employment Term that such party does not want to extend the Employment Term.

Pursuant to the Clementi Agreement, Mr. Clementi will receive a one-time sign-on bonus of $250,000 and a grant of 50,000 stock-settled stock appreciation rights pursuant to the

Company’s 2006 Omnibus Plan. During the Employment Term, Mr. Clementi will receive an annual base salary of $500,000 and will be eligible to receive an annual performance bonus (the “Performance Bonus”). The Performance Bonus will be payable with respect to each calendar year ending within the Employment Term (the “Bonus Period”) and will be based on the growth in net operating income of the Aviation Segment during such Bonus Period as follows:

•	the Performance Bonus will equal a percentage of net operating income of the Aviation Segment minus Mr. Clementi’s base salary;

•	the Performance Bonus will be allocated between a cash bonus and a restricted stock unit award in certain cases; and

•	in any year where net operating income growth is negative, Mr. Clementi will not be eligible to receive a Performance Bonus.

Mr. Clementi’s salary and Performance Bonus combined cannot exceed $5 million per year. Mr. Clementi will also be eligible to participate in all benefits offered by WFS to its senior executives, including medical and dental insurance, short-term and long-term disability, flexible spending account, life insurance and the 401(k) profit sharing plan.

The Clementi Agreement requires that the Board of Directors of the Company (i) either amend the Company’s 2003 Executive Incentive Plan to increase the dollar limits on awards payable under the plan or adopt a new plan with sufficient limits that would allow the entire amount of any bonus payable to Mr. Clementi under the Clementi Agreement to qualify as performance-based compensation that is exempt from the $1 million deduction limitation imposed by Section 162(m) of the Code, and (ii) submit the amended or new plan to the Company’s shareholders for approval at the 2008 Annual Meeting of Shareholders. If the shareholders do not approve the amended or new plan, any excess amount over $1 million during any WFS fiscal year will be deferred until the earliest fiscal year in which the excess amount can be deducted.

The Clementi Agreement requires Mr. Clementi to abide by certain restrictive covenants relating to non-competition and non-solicitation (the “Clementi Restrictive Covenants”) during the Employment Term and either (i) the two years following termination of employment for any reason other than expiration of the Employment Term due to WFS electing not to extend the Clementi Agreement or (ii) one year following termination of employment as a result of WFS electing not to extend the Clementi Agreement (the “Clementi Restricted Period”).

The Clementi Agreement provides that upon termination of Mr. Clementi’s employment (i) by Mr. Clementi with or without “good reason” (as defined in the Clementi Agreement) at any time upon not less than 30 days’ prior written notice to WFS, (ii) by WFS with or without “cause” (as defined in the Clementi Agreement), (iii) due to expiration of the Employment Term or (iv) by the Company at any time upon Mr. Clementi’s death, “disability” (as defined in the Clementi Agreement), Mr. Clementi will be entitled to certain payments and benefits as follows:

In the event that Mr. Clementi resigns without good reason or WFS terminates his employment with cause, Mr. Clementi will only be entitled to receive all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination (the “Clementi Accrued Obligations”), excluding any Performance Bonus payable for any Bonus Period ending on or before the date of termination.

In the event that WFS terminates Mr. Clementi’s employment without cause, WFS will:

•	pay or provide Mr. Clementi the Clementi Accrued Obligations, including any Performance Bonus earned for any Bonus Period ending on or before the date of termination;

•	continue to pay Mr. Clementi his base salary then in effect for the 24 month period immediately following the date of termination;

•

continue to provide coverage for Mr. Clementi and his covered dependents under the WFS health insurance plans until either (i) Mr. Clementi is no longer eligible for coverage under the WFS health plans pursuant to COBRA or (ii) Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity, whichever occurs first; provided that WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA (the “Clementi Health Insurance Benefits”); and

•	pay Mr. Clementi a lump sum of $1.5 million within 5 business days following the last day of the Clementi Restricted Period.

If, within the two-year period following a “change of control” (as defined in the WFS By-Laws), Mr. Clementi resigns for good reason or WFS terminates his employment without cause, Mr. Clementi will be entitled to receive the following in lieu of any amounts otherwise payable to him under any other provisions of the Clementi Agreement:

•	the Clementi Accrued Obligations, including any Performance Bonus earned for any Bonus Period ending on or before the date of termination;

•

an amount equal to the sum of (i) two times the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect plus (ii) the greater of (x) the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect and (y) the average of the annual bonuses paid by WFS for the 3 most recently completed calendar years ending on or before the date of termination (including years prior to the effective date of the Clementi Agreement); such amount to be payable in 24 equal consecutive monthly installments commencing on the first monthly anniversary of the date of termination; and

•	the Clementi Health Insurance Benefits.

In the event that the Employment Term of the Clementi Agreement expires because WFS elects not to extend the Employment Term, WFS will (i) continue to pay Mr. Clementi his base salary then in effect for the 12 month period immediately following the date of termination; (ii) provide the Clementi Health Insurance Benefits; and (iii) pay Mr. Clementi a lump sum of $750,000 within 5 business days following the last day of the Clementi Restricted Period. If the Employment Term expires because Mr. Clementi elects not to extend the Employment Term or otherwise, Mr. Clementi will only be entitled to receive the Clementi Accrued Obligations.

In the event that the Clementi Agreement is terminated due to Mr. Clementi’s death or disability, he will be entitled to receive (i) the Clementi Accrued Obligations, including any Performance Bonus earned for any Bonus Period ending on or before the date of termination, and (ii) a prorated Performance Bonus for the calendar year in which the Clementi Agreement was terminated, but only if he would have earned a Performance Bonus had he remained employed by WFS for that entire calendar year.

In the event that the Clementi Agreement is terminated other than by WFS with cause or expires, in addition to the amounts and benefits discussed above, Mr. Clementi will be entitled to any rights afforded to him under any equity award agreements arising from the termination of his employment.

Mr. Clementi’s right to receive the foregoing payments and benefits other than the Clementi Accrued Obligations (including any Performance Bonus earned for any Bonus Period ending on or before the date of termination) is conditioned on his compliance with the Clementi Restrictive Covenants and his provision of up to ten hours per calendar month of consulting services to WFS if requested to do so.

In the event that any amount or benefit payable under the Clementi Agreement, taken together with any amounts or benefits otherwise paid to Mr. Clementi by WFS or any affiliated company, are subject to excise tax payments or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by Mr. Clementi before such reduction. The Clementi Agreement also provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that Mr. Clementi is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such period.

The foregoing description of the material terms of the Clementi Agreement is qualified in its entirety by reference to the full text of the Clementi Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between World Fuel Services Corporation and Paul H. Stebbins, dated March 14, 2008.

10.2	Employment Agreement between World Fuel Services Corporation and Michael J. Kasbar, dated March 14, 2008.

10.3	Employment Agreement between World Fuel Services, Inc. and Michael S. Clementi, effective January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 20, 2008	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between World Fuel Services Corporation and Paul H. Stebbins, dated March 14, 2008.

10.2	Employment Agreement between World Fuel Services Corporation and Michael J. Kasbar, dated March 14, 2008.

10.3	Employment Agreement between World Fuel Services, Inc. and Michael S. Clementi, effective January 1, 2008.